Form C

Cover Page

Name of issuer:

Curtiss Motorcycle Company, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/5/2005

Physical address of issuer:

3029 Second Ave South
Birmingham AL 35233

Website of issuer:

http://www.curtissmotorcycles.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

500,000

Price:

$0.20000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $0.20.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,670,664.00	$1,056,636.00
Cash & Cash Equivalents:	$373,542.00	$1,627.00
Accounts Receivable:	$32,528.00	$63.00
Short-term Debt:	$882,565.00	$1,580,111.00
Long-term Debt:	$382,631.00	$9,191.00
Revenues/Sales:	$2,224,649.00	$3,705,614.00
Cost of Goods Sold:	$796,392.00	$2,058,222.00
Taxes Paid:	$17,161.00	$8,584.00
Net Income:	$84,634.00	$585,908.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Curtiss Motorcycle Company, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Arun Pandy	Marketing and Advertising	Rhiti Group	2014
Juan Mesa	Project Manager	Monterey County	2016
Pamela Miller	paralegal	Bernard, Cassisa, Eliott & Davis	2015
James Hoegh	Physical Therapy	Hoegh Physical Therapy and Consulting	2015
Matt Chambers	CEO	Curtiss Motorcycle Company, Inc	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jay Etheridge	CFO	2013
Jay Etheridge	Comptroller	2013
Matt Chambers	CEO	2009
Matt Chambers	President	2009
Matt Chambers	CEO	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Chambers	12107889.0 12,107,888 Common and 1 Preferred Stock	66.23

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Harley-Davidson declared their intent to produce and market a battery electric model in 2019. This validates our effort and sets the stage for an all-electric all-American motorcycle showdown between two brands with deep roots in American motorcycle history. Other electric motorcycle brands including Zero, Lightning, Energica, Lito, and Sarolea represent category peers, but not direct competition.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The nature of our online and retail business exposes us to a low degree of risk of liability. Of primary concerns are product and design flaws which may expose us to claims by customers or third parties for product liability, personal injury or property damage. We manage our exposure with general and product liability coverage obtained through independent insurance companies.

No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this offering statement. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on luxury vehicles and may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials such as the billet aluminum. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

The Company has a open civil compliant pending before the Court. The Company's legal counsel believes it is likely that the Company will not be compelled to pay damages as the Company made no prepayment for any items and no commitment to purchase all of the items in the suit at once.

Current information about our company, including financial statements, is not publicly available.
On March 30, 2016, we effected a termination of the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and suspended our reporting obligations under Section 15(d) of the Exchange Act, by filing a Form 15 with the Securities and Exchange Commission ("SEC") on March 30, 2016. As a result, we are no longer subject to the reporting requirements of the Exchange Act and no longer file annual, quarterly and current reports, and other information with the SEC. Since the filing of the Form 15, we have also failed to post financial statements on the OTC Markets. Due to the termination and suspension of our reporting obligations with the SEC and our failure to post financial statements on the OTC Markets, there is limited public information about the current state of our company. Due to limited public information currently available about our company, an investment in our company is accompanied with a high degree of risk due to lack of information.

Without the sale of all of the Shares, we may not have sufficient funds to meet our future cash flow requirements.
We estimate that the net proceeds from the sale of the Shares will meet our Advertising and Research and Development cash flow requirements as we transition to Curtiss Electric Motorcycles. Curtiss is able to meet its cash flow needs from operations, although without further funds from this offering or otherwise, we may not be able to implement our Curtiss growth plans. These estimates are based upon management's assumptions of the cash flow requirements of the company and projected future obligations. If any of these assumptions is inaccurate or if we are for any reason 11 unable to meet our sales projections, we may require additional funding beyond the funds generated from the sale of the Shares. In order to satisfy these cash flow needs we may be required to seek additional outside funding in the form of equity or debt offerings. Unless we are able to secure additional funding before the current funds are exhausted, we will not be able to complete our business plan as currently anticipated. In part, we may be required to reduce current operations or lay off workers to preserve capital resources, which would have a negative impact on our business. It is also possible that the terms for additional funding may be less favorable to the company than the terms of this offering and could result in further dilution to the investors herein.

We are a development-stage company with a history of losses and we may never achieve or sustain profitability.
As of June 30, 2018, shareholders' equity was $136,284 and working capital was $23,736. Our ability to generate profits in the future will depend on a number of factors, including our ability to:
• effectively manufacture, market, and distribute our motorcycles in commercial quantities;
• obtain market acceptance of our motorcycles;
• expand our capabilities in terms of personnel, equipment, and internal systems to manage our growth effectively;
• compete within our targeted market; and
• maintain control over substantial costs relating to the commercialization, production, and marketing of our motorcycle products, including ongoing design and development costs relating to new products and improvements or alterations to existing products.
Many of these factors will depend on circumstances beyond our control. We were profitable in fiscal year 2016-2017 and 2017-2018; however, we had never been profitable prior to the 2016-2017 fiscal year and we may not achieve future profitability in the foreseeable future, if at all. We can give you no assurance that we will generate future revenues, or that any revenues we do generate will be sufficient for us to continue operations or sustain profitability.

Since 2009, we have been a growth-oriented luxury brand motorcycle company with little operating history compared with larger motorcycle companies.

Since the commencement of our growth strategy in the design, manufacture and sale of our motorcycles in 2009, we had been focused primarily on developing, producing, and marketing our premium big v-twin motorcycle models. Our operating history within this segment was limited and, combined with global economic conditions, we have not realized significant revenues from our petrol product sales. We changed to battery-powered electric motorcycles in January 2018 after seven years of development. As the only luxury brand battery-powered electric motorcycle, we hope to become a leader in the category; however, you should evaluate the likelihood of our anticipated financial and operational success in light of the uncertainties and complexities inherent in a development-stage venture, many of which are beyond our control, including:

- our ability to successfully launch the Curtiss brand;
- our ability to distribute, sell and market our final Curtiss products;
- our ability to distribute, sell and market our first and final Curtiss petrol products;
- our ability to distribute, sell and market our new Curtiss electric products;
- our ability to develop new products;
- the performance of our motorcycle products;
- the significant and ongoing funds needed to achieve our production, marketing, and sales objectives;
- the appeal of our products to dealers and consumers; and
- our ability to generate adequate revenue to support our operations

We depend upon a limited number of outside suppliers for our key motorcycle components and the loss or interruption of services of one or more of our suppliers could materially delay or stop our motorcycle production and substantially impair our ability to generate revenues.

Our heavy reliance on outside suppliers for our components involves risks including limited control over the price, timely delivery and quality of parts. While we believe there are other producers that could satisfy our production needs 12 if any current supplier is unable to supply us with parts in a timely manner and to our specifications, we have other manufacturers which are a more costly secondary source. Although we have manufactured a limited number of motorcycles, we have not commenced commercial scale manufacturing as Confederate and Curtiss is only partnering with vendors and suppliers that will be able to timely supply us with our commercial production needs or have the ability to deliver a finished product. We cannot assure you that any of our vendors and suppliers will be able to meet our future commercial production demands as to volume, quality or timeliness.

An inability to obtain timely delivery of key components of acceptable quality or any significant increases in the prices of components could result in material production delays and reductions in motorcycle shipments. Production delays, increased costs of components or reduction in shipments of our product will seriously impair our ability to generate revenue.

Protecting our proprietary technology and other intellectual property may be costly and ineffective, and if we are unable to protect our intellectual property, we may not be able to compete effectively in our market.

We hold several federal trade names used in our business, including "Hellcat," "Confederate," "Fighter," "Bohemian," "D'Orleans," "El Bandito," "Rake," "Renovatio", "Curtiss," "Copperhead," "Hellrider," "Starfire," "Warhawk," "Zeus," "Hera," "Medusa," and "Art of Rebellion." We hold a patent (U.S. Patent No. 5,857,538 issued on January 12, 1999) for the frame rigidity of our motorcycles. We have no foreign patents which puts us at risk of competition outside of the U.S. We also have website URLs for "Confederate.com", "CurtissMotors.com", "RideCurtiss.com" and "Workandcycle.com." Our business success will depend materially on our ability to protect the intellectual property mentioned above, to preserve our trade secrets, and to avoid infringing the proprietary rights of third parties. In general, our proprietary rights will be protected only to the extent that protection is available and to the extent we have the financial and other resources to enforce any rights we hold. Costly litigation might be necessary to protect our intellectual property or to determine the scope and validity of third-party proprietary rights. If an adverse outcome in litigation finds that we have infringed on proprietary rights of others, we may be required to pay substantial damages and may have to discontinue use of our products or re-design our products. Any claim of infringement may involve substantial expenditures and divert the time and effort of management.

The loss of the services of current management would have a material negative impact on our operations.

We currently depend and will continue to depend on our current management which includes our President and CEO, H. Matthew Chambers, for the foreseeable future. The loss of Mr. Chamber's services could have a material adverse on our operations and prospects. We have an employment agreement with Mr. Chambers running until February of 2024, which would prevent him from leaving and competing with the company. Despite our contractual arrangements with Mr. Chambers, if he were to become ill and unable to work it would substantially affect the company. We have not obtained "key man" insurance coverage on Mr. Chambers.

Our business model of selling our motorcycles at premium prices may not be successful, which could result in the failure of our business.

The premium battery electric street motorcycle industry is a niche market targeting high net worth individuals. The suggested retail prices of our motorcycles will be considerably higher than retail prices of most models in the battery electric market segment. This significant price difference could deter potential customers from purchasing our products. Curtiss will introduce its Series One Curtiss battery electric motorcycles targeted towards high net worth individuals. If our higher prices deter sales significantly, our initial business model would not succeed and our business would likely fail.

Curtiss will only offer electric motorcycles that are targeted towards high income individuals. If the market for prestige brand electric motorcycles is absent or minimal our business will likely fail

We target sales of our products to a narrow market segments of our industry and therefore, our business is more vulnerable to changes in this market.

We anticipate generating our revenues for the foreseeable future primarily from sales of premium battery electric motorcycles. The premium battery electric market constitutes one segment of the motorcycle industry. As a result of our current focus on only one market segment of one industry, we are more vulnerable to changes in demand in the premium battery electric market than we would be if our business was more diversified.

We have a number of competitors, most of which have greater financial resources than us.
A few of our competitors are more diversified than we, and they may compete in all segments of the motorcycle market, other power sports markets and/or the automotive market. Also, our manufacturer's suggested retail price for our motorcycles is generally higher than our competitors, and if price becomes a more important competitive factor for consumers in the markets in which we compete, we may be at a competitive disadvantage. Our responses to these competitive pressures, or our failure to adequately address and respond to these competitive pressures, may have a material adverse effect on our business and results of operations

We will face intense competition from existing motorcycle manufacturers that are already well established, have greater customer loyalty, manufacturing, and marketing resources than us.
In the electric motorcycle market, Curtiss will compete with any number of other electric motorcycle companies. Our competition may include: Zero Motorcycles; Cezeta, Victory Motorcycles, Monday Motorbikes, Mahindra, Lightning Motorcycle, Energica Motor Company, Johammer, Evoke Motorcycles, Quantya, Electric Motorsport, Hollywood Electrics, Yo, Lito, Romai, Gogoro, Rondine Motor and Alta Motors. Harley Davidson plans their first all electric motorcycle to be brought to market in 2021.

Our operations are dependent upon attracting and retaining skilled employees, including skilled labor, executive officers and other senior leaders.
Our future success depends on our ability to continue to identify, hire, develop, motivate, retain, and promote skilled personnel for all areas of our organization. Our current and future total compensation arrangements, which include benefits and incentive awards, may not be successful in attracting new employees and retaining and motivating our existing employees. In addition, we must cultivate and sustain a work environment where employees are engaged and energized in their jobs to maximize their performance. If we do not succeed in attracting new personnel, retaining existing personnel, implementing effective succession plans and motivating and engaging personnel, including executive officers, we may be unable to develop and distribute products and services and effectively execute our plans and strategies.

We manufacture products that create exposure to product liability claims and litigation.
To the extent plaintiffs are successful in showing that personal injury or property damage result from defects in the design or manufacture of our products, we may be subject to claims for damages that are covered by insurance. The costs associated with defending product liability claims, including frivolous lawsuits, and payment of damages could be substantial. The reputation of Curtiss and Confederate may also be adversely affected by such claims, whether or not successful.

We do not insure against all potential operating risks. We may incur losses and be subject to liability claims as a result of our operations.
We currently do not maintain insurance to insure against all potential risks and liabilities associated with our business. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. As a result of market conditions, premiums and deductibles for certain insurance policies can increase substantially, and in some instances, certain insurance may become unavailable or available only for reduced amounts of coverage. As a result, even if we obtain insurance we may not be able to renew those insurance policies or procure other desirable insurance on commercially reasonable terms, if at all. In addition, pollution and environmental risks 14 generally are not fully insurable. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our financial condition, results of operations and cash flows.

We must detect issues with our motorcycles or manufacturing processes to avoid recall campaigns, increased warranty costs or litigation, and delays in new model launches.
We must complete any recall campaigns within cost expectations. We must continually improve and adhere to product development and manufacturing processes to ensure high quality products are shipped to dealers. If product designs or manufacturing processes are defective, we could experience delays in new model launches, product recalls, conventional warranty claims, and product liability or unconventional warranty claims, which may involve purported class actions. While we use reasonable methods to estimate the cost of warranty, recall and product liability costs and appropriately reflect those in the financial statements, there is a risk the actual costs could exceed estimates. Further, shipping products with poor quality may also adversely affect our reputation.

We are and may in the future become subject to legal proceedings and commercial or contractual disputes.
We are currently involved in a legal action with a vendor representing a liability of approximately $60,000 at June 30, 2018, which we are in the process of settling. In addition, in March 2010, we identified additional payroll tax liabilities related to individuals, including our CEO and CFO, paid incorrectly as independent contractors in prior periods. We have accrued these payroll tax liabilities which at June 30, 2018, were approximately $21,000, and are making scheduled payments to the IRS to resolve the liability. Further, we have a penalty of approximately $175,000 payable to certain selling stockholders as a penalty for a delayed effectiveness of a reoffering prospectus. In addition, we may be involved in business litigation in the future. The uncertainty associated with substantial unresolved claims and lawsuits may harm our business, financial condition, reputation and brand. The defense of the lawsuits may result in the expenditures of significant financial resources and the diversion of management's time and attention away from business operations. In addition, although we are unable to determine the amount, if any, that it may be required to pay in connection with the resolution of the lawsuits by settlement or otherwise, any such payment may have a material adverse effect on our business and results of operations.

We may participate in joint ventures and/or strategic alliances to develop and operate our planned business. These partnerships or the failure to establish them could have a material adverse effect on our ability to develop and manage our business. In addition, such undertakings may not be successful.

Due to our need for financing, our strategy may include plans to participate in joint ventures and other strategic alliances to develop and operate our motorcycle business. We may develop operations in part through joint ventures and strategic alliances with other parties as well as with additional outside funding. Joint ventures and strategic alliances may expose us to new operational, regulatory and market risks, as well as risks associated with additional capital requirements. Additionally, we may not be able to identify and secure suitable alliance partners. Even if we identify suitable partners, we may be unable to consummate alliances on terms commercially acceptable to us. If we fail to identify appropriate partners, we may not be able to implement our strategies effectively or efficiently.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

Although we have recorded our first profits during fiscal year 2016-2017 and 2017-2018, we cannot predict when we will become sustainably profitable. The uncertain costs of fuel and other consumables may negatively impact costs of our operations. The prices of the metals and resources that are used to manufacture our products are affected by a number of factors, and it is unknown how these factors will be impacted by a continuation of the financial crisis

We may experience significant returns or warranty claims, which would damage our brand, increase our costs, and impair our ability to achieve profitability.

Currently, our motorcycles have not been widely available for purchase by the general public. As a result, we have no meaningful data regarding the performance or maintenance requirements of our products or any basis on which we 15 can estimate warranty costs. We have products liability insurance in place should we be subject to significant warranty service requirements or product recalls, potential customers may determine that our motorcycles are unreliable and may choose not to purchase them. Further, significant warranty service requirements will result in increased costs to us as a result of the costs of repair or replacement of our product and the costs associated with researching and developing solutions to issues raised by warranty claims. Any significant warranty service requirements or product recalls would increase our costs materially and reduce the value of our brand significantly.

The introduction of new models of motorcycles by our competitors could materially reduce the demand for our products, which would impair our ability to generate revenues or achieve profitability.

Products offered by the motorcycle industry often change significantly and rapidly. Changes may arise because of product design and performance advancements, safety and environmental concerns, or attempts to satisfy the changing tastes of consumers. Our future success will depend on our ability to anticipate and respond to such changes. In our industry, we will be expected to introduce new products or product improvements every year. If we cannot introduce acceptable new models and products annually or if our new models and products do not compete effectively with the new models and products of our competitors, our competitive position in our industry would be harmed. Even if some of our new products or new models are successful, we cannot assure you that we will be able to repeat this success with each new product or new model. If we cannot consistently generate acceptable new products or models, our competitive position will be harmed.

The purchase of recreational motorcycles is discretionary for consumers, and market demand is influenced by many factors beyond our control.

Our current lines of motorcycles are luxury consumer products that are discretionary purchases for consumers. Accordingly, market demand in our industry depends on a number of economic factors affecting discretionary consumer income, such as employment levels, interest rates, taxation rates, consumer confidence levels and general business conditions. Adverse changes relating to one or more of these factors may restrict consumer spending and harm our growth and profitability. In addition, our motorcycles will compete with many other power sports and other recreational products for the discretionary spending of consumers. We cannot assure you that we will be able to compete successfully against other recreational products to capture consumer discretionary expenditures.

Our business is subject to seasonality that may cause our quarterly operating results to fluctuate materially and cause the market price of our common stock to decline.

Motorcycle sales in general are seasonal in nature since consumer demand is substantially lower during the colder season in North America. We may endure periods of reduced revenues and cash flows during off-season months and be required to lay off or terminate some of our employees from time to time. Building inventory during the off-season period could harm our financial results if anticipated sales are not realized. Further, if a significant number of our dealers are concentrated in locations with longer or more intense cold seasons, lack of consumer demand due to seasonal factors may impact us more adversely, further reducing revenues or resulting in reduced revenues over a longer period of time.

Compliance with environmental and safety regulations could increase our production costs, delay introduction of our products and substantially impair our ability to generate revenues and achieve profitability.
We must comply with numerous federal and state regulations governing environmental and safety factors with respect to motorcycles and their use. These various governmental regulations generally relate to air, water and noise pollution, as well as motorcycle safety matters. If we were unable to obtain the necessary certifications or authorizations required by government standards, or fail to maintain them, our business and future operations would be harmed seriously. Use of motorcycles in the United States is subject to rigorous regulation by the Environmental Protection Agency ("EPA"), and by state pollution control agencies. Any failure by us to comply with applicable environmental requirements of the EPA or state agencies could subject us to administratively or judicially imposed sanctions such as civil penalties, criminal prosecution, injunctions, product recalls or suspension of production.

Motorcycles are subject to considerable safety standards and requirements under the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated under this Act by the National Highway Traffic Safety Administration ("NHTSA"). We could suffer recalls of our motorcycles if they fail to satisfy applicable safety standards administered by the NHTSA. Our business and facilities also are subject to regulation under various federal, state and local regulations relating to manufacturing operations, occupational safety, environmental protection, hazardous substance control and product advertising and promotion. Our failure to comply with any of these regulations in the operation of our business could subject us to administrative or legal action resulting in fines or other monetary penalties or require us to change or cease our business.

Our ability to remain competitive is dependent upon our capability to develop and successfully introduce new, innovative, and compliant products.
The motorcycle market continues to change in terms of styling preferences and advances in new technology and, at the same time, be subject to increasing regulations related to safety and emissions. We must continue to distinguish our products from our competitors' products with unique styling and new technologies. As we incorporate new and different features and technology into our products, we must protect its intellectual property from imitators and ensure our products do not infringe the intellectual property of other companies. In addition, these new products must comply with applicable regulations worldwide and satisfy the potential demand for products that produce lower emissions and achieve better fuel economy. We must make product advancements while maintaining the look, sound, and feel associated with our products. We must also be able to design and manufacture these products and deliver them to the marketplace in an efficient and timely manner. There can be no assurances that we will be successful in these endeavors or that existing and prospective customers will like or want our new products.

Changes in general economic conditions, tightening of credit, political events or other factors may adversely impact dealers' and distributors' retail sales.
The motorcycle industry is impacted by general economic conditions over which motorcycle manufacturers have little control. These factors can weaken the retail environment and lead to weaker demand for discretionary purchases such as motorcycles. Tightening of credit can limit the availability of funds from financial institutions and other lenders and sources of capital which could adversely affect the ability of retail consumers to obtain loans for the purchase of motorcycles from lenders. Should general economic conditions or motorcycle industry demand decline, our results of operations and financial condition may be substantially adversely affected. The motorcycle industry can also be affected by political conditions and other factors over which motorcycle manufacturers have little control.

If we market and sell our products in international markets, we will be subject to additional regulations relating to export requirements, environmental and safety matters, and marketing of our products and distributorships, and we will be subject to the effect of currency fluctuations, all of which could increase the cost of selling our products and substantially impair our ability to achieve profitability in foreign markets.
As a part of our marketing strategy, we intend, in the future, to market and sell our products internationally. In addition to regulation by the U.S. government, our products will be subject to environmental and safety regulations in each country in which we market and sell our motorcycles. Regulations will vary from country to country and will vary from those of the U.S. The difference in regulations under U.S. law and the laws of foreign countries may be significant and, in order to comply with the laws of these foreign countries, we may have to alter our manufacturing practices, product design or marketing efforts. Any changes in our business or products required in response to the laws of foreign countries will result in additional expense to us. Additionally, we may be required to obtain certifications or approvals by foreign governments to market and sell our products in foreign countries. We would also be required to obtain approval from the U.S. government to export our products. If we are delayed in receiving, or are unable to obtain, import or export clearances, or if we are unable to comply with foreign regulatory requirements, we will be unable to execute our international marketing strategy for our products.
Further, many countries have laws governing marketing of motorcycles and related products and laws relating to relationships with, and termination of, distributors in those countries. These laws may make it more difficult for us to promote our product effectively and in a cost-efficient manner. We cannot assure you that we will be able to successfully market and sell our products in foreign countries or that these efforts will result in additional revenue or that any revenue we do obtain from the sales of our petrol products in foreign countries will not be offset by increased 17
regulatory and compliance costs. Any foreign operations or sales we generate will be subject to the effects of currency fluctuations to the extent payments to us or by us are not made in U.S. dollars. The translation from foreign currency to U.S. dollars could negatively impact our results of operations. We will also be affected by local economic conditions in the countries in which we sell our products and the difficulties associated with managing operations from long distances.

The shares will not be freely tradable until one year from the initial purchase date. Although the shares may be tradable under federal securities law, state securities regulations may apply and each investor should consult with his or her attorney.
You should be aware of the long-term nature of this investment. There is a limited public market for our common stock. Because the shares have not been registered under the Securities Act or under the securities laws of any state or non-U.S. jurisdiction, they have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. it is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for them in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each investor in the offering will be required to represent that it is purchasing the shares for its own account, for investment purposes and not with a view to resale or distribution thereof.

Rule 144 is not currently available for resales of our securities.
Rule 144 under the Securities Act provides a safe harbor under which holders of restricted securities and affiliates of an issuer may resell their securities into the public market. On March 30, 2016, we filed a Form 15 with the SEC and, thus, became a non-reporting company. One of the requirements for Rule 144 for a non-reporting company is the current public information requirement. A non-reporting company satisfies the current public information requirement by making "publicly available" the information specified in Rule 15c2-11(a)(5)(i) to (xiv) and (xvi). We have not complied with the current public information requirement and no assurance can be provided as to the date that our securities will again become eligible for resale under Rule 144. Accordingly, Rule 144 is no longer available to permit our shareholders to resell their securities.
The unavailability of the Rule 144 resale exemption for our securities may adversely affect our ability to raise additional financing on a private placement basis and may adversely affect the ability of our private placees and affiliates to resell their securities into the public market, all of which could have a material adverse effect on us and our shareholders. Any investor in the Shares should be prepared to hold the Shares for an indefinite period of time.

As a former shell company, if we continue to fail to make publicly available "current Form 10" information, our shareholders will be unable to use Rule 144 to remove restrictive legends from share certificates.
We are a former shell company and, as such, are subject to the requirements of Rule 144(i) of the Securities Act which require the disclosure by us of "current Form 10" information in order for shareholders to take advantage of Rule 144 for the removal of restrictive legends from share certificates and to be subject to the reporting requirements of the Exchange Act. We have filed a Form 15 and are no longer subject to the reporting requirements of the Exchange Act and we have failed to file reports with the SEC. If we continue not be subject to the reporting requirements of the Exchange Act and if we continue to fail to make publicly available "current Form 10" information, our shareholders will not be able to take advantage of Rule 144 for the removal of restrictive legends from their share certificates which would make their shares illiquid.

The Shares being sold in this offering will be classified as restricted securities and, unless the Shares are registered with the SEC, this would limit their public resale.
The Shares will be restricted securities as that term is defined in Rule 144 promulgated by the SEC under the Securities Act. The stock certificates representing the Shares will bear a restrictive legend and under federal and state securities laws will be subject to certain requirements on transfer and resale, including a minimum holding period, possible limitations upon the amount and manner of sales, public disclosure by us of certain information about the Company, 18 and certain notification requirements with the SEC. Because resales under Rule 144 are not currently available, the Shares may not be eligible for resale until the Shares are included in an effective registration statement filed with the SEC. We have not agreed to register the Shares for public resale.

The public trading market for our common stock is volatile and will likely result in higher spreads in stock prices.
Our common stock is authorized for trading in the over-the-counter market and is quoted on the OTC Markets (OTC Pink: CMOT). Nevertheless, only a limited trading marked for our stock with small daily volumes has developed.
The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot ensure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the investor wishes to sell the Shares, the bid price will have sufficiently increased to create a profit on the sale.

If we fail to strictly comply with the requirements for an exemption from the registration requirements of the Securities Act and any state or foreign securities laws, we and any recipient of the securities in this offering may be subject to liability for the unlawful sale of unregistered securities.
It is our intention to offer and sell the Shares in this offering in accordance with an exemptions from registration contained Regulation CF and in Rule 506(c) of Regulation D promulgated by the SEC under the Securities Act, and similar state exemptions or preemption from state registration requirements. The Shares in the Regulation CF portion of this offering cannot exceed $1,070,000. Shares issued under Regulation D of this offering can only be sold to "accredited investors" as defined in Regulation D. We are also subject to antifraud provisions of state and federal securities laws in connection with the information furnished to each person purchasing the Shares. For sales of the Shares we must also file a notice on Form D with the SEC and the state securities agencies. For non-U.S. investors, all sales must comply with the laws of the foreign jurisdiction. The failure to comply strictly with the requirements of these rules and laws, and the similar state exemption provisions, could make such exemptions unavailable and would create liability for us, our officers and directors, and the recipients of the Shares for failure to register the securities. In addition, we have sold securities prior to the date of this offering. If any of the securities sold by us previously, or otherwise sold by us during or within six months following the close of this offering, are integrated with this offering, or if this non-public offering is integrated with the prior registration statement, such integration could preclude us from qualifying for an exemption from registration for this offering. In addition, the failure to have met the exemption provisions under state laws where we previously offered and sold shares of our common stock or other securities, could require us to grant rescission rights to these investors, who could also collect monetary damages against us in some cases as high as three times the amount of the initial investment.

Our stock ownership is concentrated among a relatively small group of principal shareholders who have substantial control over us, including our directors and executive officers, and could delay or prevent a change in corporate control.
H. Matthew Chambers (our Chairman, President, CEO, and director) and Optimum Solution Pte. Ltd., together with their affiliates, along with our directors, employees and executive officers, beneficially control, in the aggregate, approximately 64% of our common stock. As a result, these shareholders, acting together, would have the ability to significantly influence or control the outcome of matters submitted to our shareholders for approval, including the 19 election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these shareholders, acting together, would have the ability to significantly influence or control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:
• delaying, deferring or preventing a change in corporate control;
• impeding a merger, consolidation, takeover or other business combination involving us; or
• discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.
In addition, during the next meeting of shareholders where directors are elected, Mr. Chambers has furnished an irrevocable proxy to Optimum to vote his shares for the election of Optimum's designee and Optimum has furnished to Mr. Chambers an irrevocable proxy vote its shares to elect the remaining slate of directors at Mr. Chambers' discretion.
Further, Mr. Chambers was awarded through the board of directors 1 non-redeemable share of preferred stock. The "Series A Preferred Stock" consists of one (1) share of preferred stock having a par value of $0.001 per share. The series A preferred share entitles the holder, at each shareholder's meeting, with respectto any and all matters presented to the stockholders of the Corporation for their action or consideration, to cast votes representing forty percent (40%) of the outstanding votes. This "Series A Preferred Stock" will vote together with the holders common stock. (See "Our Certificate of Incorporation allows for our board to create series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock" below)

The price of our securities may be volatile and a shareholder's investment could decline in value.
The price of our common stock may fluctuate significantly, making it difficult for an investor to resell our securities at an attractive price. The market prices for securities of emerging companies have historically been highly volatile. Future events concerning us or our competitors could cause such volatility, including:
• changes in consumer preferences,
• technological innovations or new commercial products by us or our competitors,
• actual or anticipated variations in our operating results,
• changes in government regulation and regulation of the securities markets,
• government investigation of us or our products,
• changes in government regulation of our products,
• developments concerning proprietary rights,
• increases in gasoline prices,
• investor perception of us and our industry,
• general economic and market conditions,
• national or global political events, or
• public confidence in the securities markets.
In addition, the stock market is subject to price and volume fluctuations that affect the market prices of our securities, of companies in general, and small-capitalization companies, such as ours in particular. These fluctuations are often unrelated to the operating performance of these companies. Additionally, any failure by us to meet or exceed estimates of financial analysts is likely to cause a decline in the price of our securities. Securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. Any such class action brought against us would likely be very costly to us and also divert management's attention and resources that could otherwise be directed to benefit the future performance of our business.

We have not paid cash dividends since inception and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.
We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, 20 our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock is deemed "penny stock," which could make it more difficult for our investors to sell their shares.
Our common stock is subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities remain subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Our Certificate of Incorporation allows for our board to create series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.
Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could allocate the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. The failure of our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our motorcycles.

No one has guaranteed the sale of any of the Shares being offered by us which means that we may not be able to sell all of the Shares being offering hereby.
The Shares are being offered exclusively by officers and directors of the Company. All sales will be on a best-efforts basis, which means that no one has guaranteed the sale of any of the Shares. Also, we have not established a minimum offering amount which means that we may close the offering before all of the Shares are sold. If we raise less than the maximum proceeds, we will not be able to fully implement our current business plan as outlined in this Memorandum and we will be required to seek additional financing from sources which may be less favorable to us than through the sale of the Shares in this offering.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: $95,000 -- Production Prototype Models

$5,000 -- Wefunder fees

If we raise: **$1,070,000**

Use of Proceeds: $107,000 -- Working Capital

$181,900 -- Production Prototype Models

$727,600 -- Initial Series 1 Inventory

$53,500 -- Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of common stock of Curtiss Motorcycle Company, Inc. (the "**Company**") pursuant to Regulation CF of the Securities Act (the "**Offering**"):

Size of Offering: $1,070,000.

Securities Offered: Maximum of 5,350,000 shares of the Company's common stock (the "**Common Stock**")

Price Per Share: $0.20.

Pre-money Valuation: $11,600,784.60

Minimum Subscription: 500,000 shares of Common Stock ($100,000).

Rights: No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company and no common shares are subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one (1) vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights

Buy Out Right: The Company may, at any time after the closing of the Offering, and in connection with a bona fide institutional financing, repurchase the Common Stock from the subscribers in the Offering, by delivering the undersigned written notice of such repurchase along with payment for the Common Stock. The payment for the Common Stock shall be based on the valuation of the Company in such institutional financing.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☐ Yes:
☑ No

16. How may the terms of the securities being offered be modified?

This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	25,000,000	1	Yes
Common Stock	200,000,000	46,503,922	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	11,500,000

Describe any other rights:

Common Stock offers holders one vote for each share held. We have one preferred share issued. It provides the holder a 40% voting right above the common stock holders. Preferred stock has liquidation preferences over common stock.

There are 4,000,000 and 7,500,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights under the 2014 Plan and 2018 Plan, respectively, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. Matt Chambers is also proxied voting power for the employee shares common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

In the future we may issue shares of preferred stock in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of our common stock.

For example, the holders of preferred stock are typically granted a preference upon a liquidation, dissolution or winding up, our a sale of the company, which would mean they would be entitled to receive certain distributions before any payments to the holders of common stock. As another example, the holders of preferred stock are often granted the right to receive a certain amount of dividends before the payment of any dividends to the holders of common stock. Sometimes, the holders of preferred stock are granted anti-dilution rights, which means that if we issue future securities at below the price such investors pay for their shares of preferred stock, such holders would be entitled to the issuance of additional shares of common stock, through a reduction in the effective conversion price for such preferred stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Ford Credit
Issue date	01/01/15
Amount	$42,810.00
Outstanding principal plus interest	$1,856.00 as of 11/20/18
Interest rate	1.9% per annum
Maturity date	01/01/19
Current with payments	Yes

Loan

Lender	SBA (Biz Capital BIDCO I, LLC)
Issue date	12/21/17
Amount	$500,000.00
Outstanding principal plus interest	$413,922.00 as of 10/16/18
Interest rate	5.1% per annum
Maturity date	12/21/27
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	Regulation D, Rule 506(c)	Common stock	$60,281	General operations
10/2016	Regulation D, Rule 506(c)	Common stock	$428,079	General operations
10/2018	Section 4(a)(2)	Common stock	$91,067	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	H Matthew Chambers
Amount Invested	$768,851.00
Transaction type	Priced round
Issue date	01/08/18
Relationship	CEO

Mr. Chambers was issued shares in exchange for paid in capital and in lieu of a salary. He contribute capital beginning in 2013 and through January of 2018.

Pamela Miller, the life partner of Chairman and CEO Matthew Chambers, handles patent and trade name filings / renewals and administrative support for the Company. Though no formal contract between the Company and Pamela Miller has been established, her compensation was $48,000 and $46,200 for the years ended March 31, 2018 and 2017, respectively. Additionally, Pamela Miller is the guarantor for the majority of the loans and leases, vendor open accounts and corporate credit card.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Curtiss formed to lead the growing premium all-electric motorcycle market.

Just as Tesla has disrupted the auto industry, we aim to lead the future of high-performance and sustainable motorcycling. We begin at 25% of the US market in 2020. In 2021, we accelerate to 20% of the US and European markets. We enter the Asian market in 2022, maintaining the top 20% of this rapidly accelerating market.

Milestones

Curtiss Motorcycle Company, Inc. was incorporated in the State of Delaware in May 2005.

Since then, we have:

- Sold over 1,000 high-end production motorcycles to high-net-worth individuals around the world.
- All-Electric Zeus Concept Prototype named "Most Innovative Motorcycle" at the prestigious 2018 Quail Motorcycle Gathering
- 30 years experience pre-selling, designing, and building high-end luxury motorcycles.
- Direct-to-consumer sales and distribution model
- 125K+ Facebook Followers
- 33,100+ Instagram Followers

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended March 31, 2018, the Company had revenues of $2,224,649 compared to the year ended March 31, 2017, when the Company had revenues of $3,705,614. Our gross margin was 64.2% in fiscal year 2018, compared to 44.46% in 2017.
- *Assets.* As of March 31, 2018, the Company had total assets of $1,670,664, including $373,542 in cash. As of March 31, 2017, the Company had $1,056,636 in total assets, including $1,627 in cash.
- *Net Income.* The Company has had net income of $84,634 and net income of $585,908 for the fiscal years ended March 31, 2018 and March 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,296,487 for the fiscal year ended March 31, 2018 and $1,589,302 for the fiscal year ended March 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $542,810 in debt and $1,088,327 in equity. In addition, the founder has been taking equity in the company in lieu of a salary.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Curtiss Motorcycle Company, Inc. cash in hand is $127,217, as of November 2018. Over the last three months, revenues have averaged $205,950/month, cost of goods sold has averaged $67,217/month, and operational expenses have averaged $92,243/month, for an average net margin of $46,490 per month. We are currently profitable.

There has been an increase in R&D expenses as we finalize the battery electric drawings and begin to produce the concept vehicle. We are highly skilled in design resulting in a near production model concept vehicle. Although our expenses in R&D have increased, our skill sets and industry knowledge has eliminated the amount of R&D funds used for nonfunctional concept parts or vehicles. We had a decrease in revenues from 2016 to 2017 as we did increased Research and Development for the Curtiss line of products.

We anticipate accepting prepayments for the battery electric Zeus beginning on Black Friday and continuing until the Series 1 units are sold out. We launched Curtiss with the first and last Curtiss petrol motorcycle in over 105 years; the Curtiss Warhawk. We anticipate 12 to 18 months of continued revenue from the Warhawk by which time we will be producing the presold battery electric Zeus models.

Although we cannot guarantee it, we expect revenues to increase by about 20k - 30k (10% monthly) in the next three months as we launch our new product. We expect expenses to increase by 1k - 2k per month during the same period. That's due in large part because of an increase in the cost of utilities during the winter.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.curtissmotorcycles.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Curtiss Motorcycle Company, Inc. Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Arun Pandy
James Hoegh
Jay Etheridge
Juan Mesa
Matt Chambers
Pamela Miller

Appendix E: Supporting Documents



INVEST IN CURTISS MOTORCYCLES

maximum target met

$0

raised of $0 maximum target from 0 investors

The Tesla of Motorcycles

Curtiss formed to lead the growing premium all-electric motorcycle market.



H Matthew Chambers
CEO & Chairman of the Board
30-year veteran of the luxury automotive and motorcycle industry.



2020 Curtiss Zeus Bobber

Why you may want to invest

1. Sold over 1,000 high-end production motorcycles to high-net-worth individuals around the world.
2. All-Electric Zeus Concept Prototype named "Most Innovative Motorcycle" at the prestigious 2018 Quail Motorcycle Gathering
3. 30 years experience pre-selling, designing, and building high-end luxury motorcycles.
4. Direct-to-consumer sales and distribution model
5. 125K+ Facebook Followers
6. 33,100+ Instagram Followers

$ 1,000 min

REMIND ME (1)

What you are investing in

Future Equity (Custom SAFE)

$11.6M valuation cap

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $11.6M in the future.

Earning a return

Learn more about SAFEs

Our Ambition

Just as Tesla has disrupted the auto industry, we aim to lead the future of high-performance and sustainable motorcycling. We begin at 25% of the US market in 2020. In 2021, we accelerate to 20% of the US and European markets. We enter the Asian market in 2022, maintaining the top 20% of this rapidly accelerating market.

Curtiss_Vision_2020_Executive_Summary.pdf

Curtiss_Vision_2020_Deck.pdf

https://curtissmotorcycles.com

Birmingham, Alabama

Why I Like Curtiss Motorcycles

The new god of electric motorcycles.



Eric Brandt

AUTO JOURNALIST FOR THE DRIVE, OVERSTEER, AUTOTRADER, AND KBB

THE BUZZ ABOUT CURTISS MOTORCYCLES

So there you have it, Harley-Davidson. I hope you're listening. You better start seriously innovating with your new line of electric motorcycles, and fast. Otherwise, companies like Curtiss will be happy to step in and take the money of customers looking for shiny, powerful and American-made electric motorcycles.



Micah Toll

Author, Electrek

Yes, you read that correctly; the company responsible for making some of the gnarliest sounding and looking V-twin cruisers is going 100 percent electric.



Gaz Boulanger

Writer for Cycle World

The Zeus's chassis is machined billet aluminum, opting for bolted members over welding. The rear suspension uses a center-line cantilever mono-shock, and the front suspension uses a four-link girder mono-shock. Together, each of these pieces of the puzzle combine to give the Zeus a one-of-a-kind, futuristic look that is unapologetically different from anything a motorcycle has ever looked like before.



EvNerds

The Zeus is probably one of the most powerful motorcycles, besides a Boss Hoss. That's got to be one of the most powerful electric motorcycles ever built!"



Paul d'Orleans

Author and Co-Founder, Motorcycle Arts Foundation

The newly minted electric bike company hits it out of the park with its bonkers new prototype.

Ride Apart

All of the concepts are fantastic and we must say that we are in love with what Jordan Cornille is doing at Curtiss Motorcycles

EvNerds

But don't fool yourself here because the Zeus is purposefully built away from the traditional motorcycle designs. With all future Curtiss products including the Zeus, the makers have redefined the package and layout of the motorcycle. The new electric components are arranged to be advantageous over ICE components in terms of weight distribution and rider ergonomics.



Sagar
Writer for Top Speed

Speaking of rockets, Curtiss Motorcycle used the 2018 Quail Motorcycle Gathering to debut its 2020 Zeus electric motorcycle. We say rocket because mind-numbing numbers like an estimated 290 pound-feet torque and 170 hp were bandied about in conversations on this bike —Curtiss' first electric offering... Curtiss' 2020 Zeus prototype was singled out by motorcycle aerodynamics pioneer Craig Vetter for the Innovation Award at the show.

Bryan Harley
Writer for Cruiser

'Zeus', the world's first e-twin motorcycle, is a stunning all-electric bike designed by Alabama-based company Curtiss Motorcycles.

Inspiration Grid

Housed in a dramatic, brutish chrome frame is the 2,163cc 56.25º V-TWIN, which makes 150bh and 160lb-ft at 2,000 RPM. Despite its incredible power, the Warhawk is as much a showpiece as it is a motorcycle, thanks to its bespoke, intricate detail.

Laura Thomson
Writer for Visor Down

While the name has changed to honor aviation pioneer Glenn Curtiss, the incredible industrial design remains, complete with touches like the aluminum backbone frame, parallelogram fork and Racetech double-adjustable rear shock absorber... So fortunately all the style has made the transition from the old name to the new.



Dan Carney
Writer for Maxim

Hera promises to deliver even greater speed than its record-setting predecessor, but in a far more luxurious package. Hera's long wheelbase and low stance give her a classic and sensual proportion, a deliberate nod to the proportion of the original golden age of American motorcycling.

Motorcycle.com

Designed with some rather unbeatable specs and an aesthetic that I can only describe as unusual, the Zeus from Curtiss Bikes is well worthy of the title of the "Most Innovative Motorcycle of the Year" given to it by the Quail Motorcycle Gathering... As powerful as the electric bike may be, it is, however, the aesthetic that grabbed my eye, with its redistribution of bulk and its use of basic geometry that one fails to notice at first glance, given how stunning the bike looks.



Sarang Sheth
Writer for Yanko Design

Curtiss Motorcycle Company...introduced its new electric concept bike at The Quail, a fantastic billet-aluminum square and rectangular item of rolling art that will get 100+ miles on a charge, the company said. Looking forward to trying one out.



Mark Vaughn
West Coast Editor of AutoWeek

Saint Jean Carbon signs a Consulting Agreement with Curtiss Motorcycles

Curtiss was formed to lead a new golden age of sustainable, fun, utilitarian two-wheeled mobility. Their plan is to rapidly and precisely, develop and deploy the highest level battery electric zero-emissions technology and innovation to their

November 21, 2018 @ bloomberg.com

Curtiss Unveils Cafe & Bobber Versions of Its All-Electric Zeus Motorcycle Ahead of EICMA

These production Zeus models are expected to compete head-on with Harley-Davidson's upcoming all-electric LiveWire.

November 21, 2018 @ finance.yahoo.com

Curtiss Unveils Stunning Cafe and Bobber Electric Concepts

American electric motorbike firm, Curtiss, have unveiled two new concept versions of their Zeus electric model (also a concept) slated for production in 2020. The cafe and bobber variants build on the concept prototype of the Zeus unveiled in February 2018

November 21, 2018 @ motorcyclenews.com

12 Motorcycle Hits (And Misses) From The 2018 EICMA Show In Milan

Curtiss has followed up with these two absolutely killer, visually compelling concepts at EICMA.

November 20, 2018 @ motorcyclecruiser.com

With wild aesthetics and insane performance numbers, this might be the new god of electric motorcycles.

Curtiss Motorcycles has pulled the wraps off its first production electric motorcycles at the EICMA motorcycle show. Based off of the Zeus concept unveiled last summer, these two new bikes see that mythological name applied to distinct Bobber and Cafe

November 20, 2018 @ http

Curtiss unveils two new insane electric motorcycle versions that go 0-60 mph in 2.1s

While the 2018 EICMA Milan Motorcycle show doesn't begin until tomorrow, Curtiss Motorcycles is getting a jump on everyone. Today, they just unveiled two new versions of their super high power electric motorcycle known as Zeus. The original

November 5, 2018 @ electrek.co

Curtiss Unveils Cafe & Bobber Versions of Its All-Electric Zeus Motorcycle Ahead of EICMA

Leading off a busy week of announcements from the EICMA motorcycle show in Milan, Italy, Curtiss Motorcycles unveiled today two new versions of their all-electric Zeus motorcycle. Set in both Cafe and Bobber configurations, the two new models

November 5, 2018 @ marketwatch.com

Curtiss Motorcycles plans to launch all-electric Hera model in 2020 - Birmingham Business Journal

In the next 18 to 24 months, Birmingham-based Curtiss Motorcycles will launch Hera, its first all-electric model. "With Hera, we set out to create the world's most luxurious motorcycle," said Matt Chambers, Curtiss chairman and chief executive officer.

October 24, 2018 @ bizjournals.com

Quail Motorcycle Gathering 2018: Celebrating a decade of bringing together enthusiasts and extraordinary bikes

"There's a lot of car guys who are secret bike guys," said Gordon McCall, founder of The Quail Motorcycle Gathering presented by GEICO Motorcycles. "There are a lot of car guys here who are hiding out." While just about anyone can drive a car, it takes

October 24, 2018 @ autoweek.com

Arlen Ness, Burt Munro, And New Arch And Curtiss Motorcycles Are Stars Of The 2018 Quail Motorcycle Gathering

The Quail Motorcycle Gathering celebrated its 10th anniversary in a big way-with Arlen Ness as a Legend of the Sport honoree and debuts from American manufacturers Arch and Curtiss If you could gather the collective consciousness at

October 24, 2018 @ motorcyclecruiser.com

Curtiss' second electric motorcycle boasts a so-called V8 battery

Hera will have the E-Twin motor that's set to debut with the Zeus, but the battery is the figurative and literal centerpiece: The design is based on the V8 motorcycle that Glenn Curtiss used to reach 136.3 mph in January 1907 to set the land speed record
October 24, 2018 @ engadget.com

Curtiss's $105K Warhawk Is Their First Motorcycle in 100 Years

Curtiss Motorcycles is poised to release its first bike since re-branding, furthermore, the first in over 100 years. Dubbed "Warhawk," the ride is a nod to Glenn Curtiss, the inventor of the first American V-Twin motorcycle. Only 35 units are being produced,
October 24, 2018 @ highsnobiety.com

Curtiss Motorcycles Roars Back To Life With $105,000 V-Twin Warhawk

Curtiss Motorcycles Roars Back To Life With $105,000 V-Twin Warhawk
October 24, 2018 @ roadracingworld.com

Curtiss Motorcycles Fully-Electric Zeus Prototype - In Depth

While dozens of gorgeous classic bikes took home awards-including some really special vintage electric vehicles-there was one surprisingly modern bike at the Quail this year that caught everyone's attention. That bike was the 2020 Curtiss
October 24, 2018 @ insideevs.com

Birmingham's Curtiss Motorcycles aims to be market leader in electric motorcycles - Alabama NewsCenter

Whether it's the familiar "potato" sound of a Harley, the "roar" of a Ducati or the "bark" of an Indian, motorcycles have long been identified by their sounds as much as by their brands. But Birmingham's Curtiss Motorcycles doesn't think you have to be
September 11, 2018 @ alabamanewscenter.com

Curtiss Motorcycles announce V8 battery bike

American-based bike manufacturer Curtiss Motorcycles have announced their second model will be the Hera. Named after the wife of Zeus (Curtiss' other model and also a Greek God), the bike will be released in 2020 and will feature their 168bhp E-Twin
August 24, 2018 @ motorcyclenews.com

Curtiss Motorcycles to make electric 'Hera' within next 2 years

Birmingham's Curtiss Motorcycles is planning to manufacture an all-electric model within the next 18 to 24 months. The "Hera" will feature V8 battery architecture, an E-Twin motor and a 66-inch wheelbase, according to Curtiss Chairman and CEO Matt
August 24, 2018 @ al.com

Curtiss Motorcycles Announces Hera - the Brand's Luxurious All-Electric Flagship

MONTEREY, Calif.--()--Amid the glitz and glamour of Monterey's annual Car Week, Curtiss Motorcycles (OTC:CMOT) announced its upcoming all-electric flagship model named Hera. Hera joins Zeus as Curtiss continues its lineup of Hellenic "Hot Rod
August 23, 2018 @ businesswire.com

Curtiss Motorcycles Announces Hera - the Brand's All-Electric Flagship

Share this Article Curtiss has just announced plans of its newest model, the Hera. It's definitely an interesting-looking bike, and obviously super futuristic. Are we ready for this? Curtiss Chairman and CEO Matt Chambers said, "With Hera, we set out to create
August 23, 2018 @ blog.motorcycle.com

Curtiss Motorcycles teases Zeus prototype in mysterious video

IT MAY have more in common with a horror movie trailer than a motorcycle advert, but this latest promo from Curtiss Motorcycles is a cracker. Shared by the US motorcycle maker on Vimeo last month the short, called simply 'Do it' is an
July 21, 2018 @ visordown.com

The all-electric Hot Rod God!

Designed with some rather unbeatable specs and an aesthetic that I can only describe as unusual, the Zeus from Curtiss Bikes is well worthy of the title of the "Most Innovative Motorcycle of the Year" given to it by the Quail Motorcycle Gathering.
May 14, 2018 @ yankodesign.com

Curtiss Motorcycles' Fully-Electric Zeus Prototype

A few days ago we shared some highlights of winners for the 2018 Quail Motorcycle Gathering. While dozens of gorgeous classic bikes took home awards-including some really special vintage electric vehicles-there was one surprisingly modern bike at the

May 10, 2018 @ rideapart.com

Here Is the Curtiss Zeus, An Electric Cruiser

We will have a full account of the 10th Annual Quail Motorcycle Gathering posted soon, but I wanted to highlight one of the more notable events at the California motorcycle show - the debut of the Curtiss Zeus, an electric cruiser with tech from

May 9, 2018 @ asphaltandrubber.com

Curtiss Motorcycles unveils Zeus, a crazy powerful dual motor electric motorcycle

Curtiss Motorcycles presented its new dual motor Zeus electric motorcycle concept for the first time publicly this week at the 2018 Quail Motorcycle Gathering in Carmel, California. In addition to winning the attention of the thousands in attendance at the

May 9, 2018 @ electrek.co

Quail Motorcycle Gathering, the 'Pebble Beach of motorcycles,' turns 10 - Los Angeles Times

The Quail Motorcycle Gathering, the West Coast's premiere showcase for bike builders, collectors and enthusiasts, is marking its 10th anniversary by expanding. With a nod to the future, the Carmel Valley exhibition on Saturday will feature its first

May 3, 2018 @ latimes.com

The WWII Fighter Plane-Inspired Curtiss Warhawk Is a Savage 165-MPH Superbike

The Curtiss P-40 Warhawk achieved everlasting fame as the shark-mouthed fighter plane used by the American Volunteer Group, better know as "The Flying Tigers,"

February 23, 2018 @ maxim.com

curtiss motorcycle co. warhawk revives the all-american V-twin engine

with the brand now named after the inventor of the american V-twin engine, glenn curtiss, the warhawk is in fact the first curtiss motorcycle in 105 years.

February 21, 2018 @ designboom.com

The Time is Now

When we began exploring battery electric motorcycling over seven years ago, the technology was clearly premature. Batteries were too heavy. Range was too limited. Motors couldn't stir the soul. However, we knew that each of these problems was a temporary one. So we quietly got to work.

We've been patiently waiting for this moment. The moment when technology has finally risen to the challenge. The moment when the industry heavyweights are finally waking up to this exciting (and inevitable) future. The moment when the market is still tiny, but it won't be for long. A new golden age of motorcycling is upon us.

As EV Technology Advances, So Do We

With unprecedented global investment in battery electric technology, the pace of innovation within our supply chain is truly remarkable. Barriers like long charging times, short range, and limited power output are falling quickly—making the Curtiss Motorcycle experience increasingly attractive.

Sneak Peek: Zeus Prototype Testing


CURTISS ZEUS CONCEPT PROTOTYPE
—POWERTRAIN TESTING—

For Us, Electric Motorcycles Are Not a Side Project.

Unlike traditional brands like Harley-Davidson, Honda, BMW, and KTM, we don't have a portfolio of gas-powered motorcycles (and their associated factory overhead) to protect. Our balance sheet is clear of such burdens, which frees us to pursue the best and finest solutions to sustainable motorcycling without regard the inevitable disruption to revenue from gas-powered product lines.

Where others might water down their electric products to shield their current products from increasingly superior battery electric technology, we'll hold back nothing to deliver our customers the best electric motorcycle experience imaginable.

DreamMaker

DreamMaker, our upcoming digital configurator tool, will afford each Curtiss man and woman the opportunity to design the individual aesthetic and dynamic riding experience of his or her dreams.

Curtiss Zeus Bobber



Curtiss Zeus Cafe





Join Us

With every $1 you invest, you'll receive 5 shares of Curtiss Motorcycle Company stock (CMOT). As the market for electric motorcycles continues to grow, we intend to grow along with it, ultimately taking the company public on NASDAQ.

Our small scale, focused intensity, and deep industry experience position us perfectly to lead this exciting new era in motorcycling. Every dollar that we raise here will accelerate the launch of our Series 1 machines: Zeus, Hera, and Hades. It's going to be a fun ride, so we hope you'll join us.

Founder



H Matthew Chambers

CEO & Chairman of the Board

30-year veteran of the luxury automotive and motorcycle industry.

AND THE REST OF THE TEAM



Jay Etheridge

CFO

25+ years experience in finance with startup companies



Paul Adams

Partner Relations

25+ years of experience in the motorcycle sales, service, and public relations

JT Nesbitt

Design

Paul Ogilvie

Powertrain Development



Jordan Cornille

Design

Award-winning motorcycle designer. Graduate of Detroit's prestigious College of Creative Studies.

Jason Reddick

Manufacturing

Pam Miller

Admistration

Lee Peak

Procurement

Tony Audette
Engineering

Interview

– COLLAPSE ALL

WF: What is Curtiss? ^

CM: Curtiss is a motorcycle brand formed to lead the growing premium all-electric motorcycle market.

Our cornerstone principle is sustainability. This means each Curtiss machine is emission free, is designed to a timeless no obsolescence mandate, is overbuilt to an ageless no fatigue sustainability and is infinitely upgradeable and infinitely customizable to an individual dream bike specification. Our dream is to make our clients dream heirloom, the single machine that most reminds him or her who he or she really is.

Our sacred principle prioritizes sustaining our superabundantly energized creative culture. Design, innovation and craftsmanship are uniquely challenged by a simple sales competition whereby the Curtiss customer will shed illumination and clarification concerning who is doing the best and finest work. This form of flat organization chart execution is modeled from the Alfred Sloan years with General Motors. In 1958, GM changed from its sustainable model. Curtiss possesses the discipline and wisdom to sustain and maintain.

WF: What are your goals with this company? ^

CM: Our goals are simple and clear:

—Pre-sell 20,000,000 USD of Series One Curtiss motorcycles on or before 2/20/2020.

—Begin production of Curtiss Series One motorcycles with best and finest hand-made quality on or before 2/20/2020 at 40% gross margin.

—Uplift to NASDAQ on or before 2/20/2020.

WF: And why do people want a battery electric motorcycle? ^

CM: The same reason people are flocking to electric cars. They're clean. They're fast. And they're the future. Up to now, there has never been an electric motorcycle that was actually emotional in its appeal. What we're producing is new, fresh, and easy to approach. The technology that we're using in our motorcycle, likewise, is extremely solid and very much part of the best and finest standard that we apply to our work.

WF: Where do you see Curtiss fitting among other quality/luxury brands that are getting into battery electric, and why are you so well positioned to capture the upper end of that demand for an electric bike? ^

CM: Curtiss is highest level for battery electric design and innovation on two wheels. We make golden age proportionate beauty honest again. Our work is highly sophisticated American simplicity and logic. Such power and geometry have never existed with such architectural freedom. Thanks to our uncompromised thoughtful preparation and perfectly timed market entry, we find ourselves poised to bring this all new form of American minimalism to life.

Our client is sophisticated, conscientious and affluent. He or she appreciates the nurturing, innocent, love for the making that clean design obviates.

WF: What is your plan for competing with Harley-Davidson as they come into the market?

CM: We plan to track where Harley goes and achieve public relations coverage with each one of their announcements, while we go through a pre-selling process of the Zeus.

We will unveil our first Hera concept design on November 29. On May 6 we will launch Hera and Hades. On July 4 we will launch our full DreamMaker mass customization capability. Pre-sales begin with the ultra-premium luxury Series One 6061 military specification billet carved and carbon fiber examples. In late 2019 we will begin pre-sales of Series Two, the aluminum cast and carbon fiber examples.

Our product cadence achieves our mandate to have a complete line of battery electric two-wheeled mobility on or before our 1,080 day anniversary, 2/20/2021, comprised of nine distinct models and architectures in every type, shape and style that our client could desire.

WF: How did Curtiss get started and then become focused on electric bikes?

CM: I founded the company about 30 years ago upon the idea that we could potentially take the mantle of American rebellion away from Harley Davidson by making a higher-performance motorcycle deeply committed to being the best and finest example of Mr. Curtiss' American V-Twin invention.

We were very successful with our product featuring much more power and a more robust monocoque chassis design, something that was quite distinct and unique at the time. We never really could get the pre-sales that we needed. I believe this had to do with the type of client in the market for high-end motorcycles in the mid-nineties.

The fact is that the Harley-Davidson client is actually not terribly sophisticated concerning the design and performance of his motorcycle. There are some that are, and we sold to them. But it is nothing like the battery electric client. If you look at the Tesla client, those folks are much more open-minded, into clean design, and affluent. That's why Tesla sells so many more units than the Chevrolet Bolt or Nissan Leaf. People are willing to pay up for a premium electric vehicle.

We are well positioned with a full range of product featuring the design moxie and superior American road bike dynamics we have developed over our 30-year history. The timing of our market entry is ideal.

We will unveil our new range and begin pre-selling our Curtiss model range as Harley attempts to compete in this new very small, but high growth, high tech market. This is very favorable for a small competing legacy brand like Curtiss which made its bones on creative design and innovation. It is not favorable for a low tech, scaled up company such as Harley.

A little over seven years ago, we decided that we were going to focus all of our R&D on the legacy brand Curtiss and 100% on battery electric powertrain tech. We stopped future development of the V-Twin and focused 100% on battery electric in our R&D division. Pursuant to that shift on February 20, 2018, we formally changed everything over to Curtiss Motorcycle Company, Inc., and became CMOT on the over-the-counter exchange. Our goal is to bring this company to a public offering, probably on NASDAQ, within months. This is part of an overall campaign to become the leader in battery electric motorcycle technology and a household name.

WF: How do you measure progress as a company?

CM: We're a pre-seller, so we are a demand-pull, yin-based enterprise. Our measure, internally, is based on how successful we are at pre-selling Curtiss motorcycles.

WF: What has your revenue been like the past couple of years?

CM: We have been hovering at about $3 million for quite a while. We did manage to eke out a profit the last couple of years. Our V-Twin business has been down a bit, based upon our announcements that we were going entirely into the battery electric universe, but we still have about 30 V-Twins to craft. We're on track to have those built and delivered prior to the production of the first battery electric motorcycles, which will provide an income stream as we ramp up our initial Curtiss Hot Rod God battery electric motorcycle production.

Battery electric motorcycles are about 20% as time-consuming to manage, so we can build about 150 of the battery electric units in the first year compared to the 30 we've been doing with V-Twins. We have a proven system and decent bandwidth to grow that to what would be the next year's production of 650 to 700 units.

WF: What makes your bikes unique in a world where there will be more offerings of electric?

CM: Audi is doing an electric bike, and I'm certain that Honda and BMW will be coming up with electric bikes. We're very fixated on Curtiss as a global, all-American brand. The Curtiss all-new form of American pure organic minimalism is reflected in the design of the product. We feel we don't need to concern ourselves with Zero and Alta and whatever electric brands are out there. We think they've already done their worst, and they are what they are; we don't feel they're a threat to us. We do feel that Harley Davidson coming into the market will be accretive for us.

At the same time, we feel that it's important that we have a brand victory, relative to the battery electric technology that Harley Davidson has. I'm certain that Audi will get their piece of business as a German and Italian brand. BMW will get their business, and Honda will get their piece of business. The key for Curtiss will be that we become, in the mind of global consumers worldwide, the number one American brand, and with our best and finest standard, the best brand.

The reason we are going to be so successful at pre-selling the motorcycles is that we have a unique idea. It is centered around a vision of what I would call "One Life, One Bike." It is the Dream Maker configuration device that we're putting into place, initially in its base form, on Black Friday.

WF: What's DreamMaker?

CM: DreamMaker will allow people to choose from every cool iconic architectural form that any motorcycle has ever had. All these forms will be made available to our client in a proportion that is as classic and approachable as the pre-1920's golden era of motorcycle design. DreamMaker also allows you to shape the motorcycle, in terms of whether you would want a classic bow, teardrop or straight top. Or you could have a triangulated top gestalt. We call these offerings Hot Rod Gods, which is our contextual marketing scheme, based upon Glenn H Curtiss as the original motorcycle god, and the first hotrodder.

Curtiss Two Design, limited to 39 horsepower, is dubbed Motor Tail. Curtiss One design is dubbed Motor Centered, which has the motor and the swing-arm pivot at the center of the motorcycle. Motor Tail has the motor in the hub of the rear wheel of the motorcycle. Part of the technological benefit for Curtiss is that we have a partnership with the best battery electric motorcycle technologist who has agreed to make the batteries in the architectural shapes which are the basis of each Curtiss Hot Rod God model.

You'll basically have a two-part casting, which will be sent to our battery maker, where they will build the monocoque structural battery then ship it to us. The battery will bolt onto the spine, swingarm pivot and neck of the motorcycle as the structural cradle of the beast. It's a clever design. The spine of the motorcycle connects the neck, swingarm pivot, motor, and battery cases. Upon that overbuilt core, we just bolt up the front and rear suspension. DreamMaker will allow you to go in and pick types, in terms of wheel types, seat types, colors, and graphics.

The idea is similar to what Harley has offered to its customers in the past. But Harley would require that you buy the motorcycle, and then you buy additional parts from them or some after-market company. Then you would have to engage with a mechanic to take your bike apart and put the new parts on.

With DreamMaker, you will go into the system and basically customize your motorcycle from scratch with help from us. We'll go through the process for 2 - 3 months of dwell time and contemplation on exactly what is the perfect fit for each individual client, his sense of taste and style, his lifestyle, and the way he wants his motorcycle to perform and look, aesthetically. Once he's finished that process with us, we will have a date where we know everything is final, then in 90 days, we will manufacture his motorcycle and deliver it to him.

We are going to create a small retail boutique at our factory on the southside of Birmingham that will be a foundation of what will be a highest level luxury franchise opportunity. As we go public, we'll put some factory boutique stores in key U.S. markets, but we'll also market this opportunity in franchise form. We have a partner engaged out of Switzerland who will be managing our EU boutique and online distribution. We will start in California, expand throughout the U.S., then EU, China, Japan, and India.

WF: What are the steps for bringing customers to Curtiss and launching very innovative products to the world? ^

CM: We feel that our future is to be world leading online pre-seller of highest level luxury goods. We have a full 30-year history focused on this approach to the market. We plan to develop our expertise on our Dream Maker.

This idea is something similar to Polestar, where they started with Polestar online, moved to 40 spaces, and now they're saying maybe they're going to 80 spaces worldwide. The advantage we have relative to Polestar and Tesla is that our motorcycles are smaller. Each boutique can be quite small, so our fixed cost for the best located real estate will be manageable. Our first products cry out to be in the hands of the rich, famous and beautiful opinion makers and shapers buzzing around Sunset Blvd. and the Hollywood Hills.

We have planned a highly sophisticated and luxurious apparel backdrop to the Curtiss experience, initially partnering with Marsell in Milan and Katayama in Tokyo as our first two makers of the Curtiss apparel line. We are thinking in terms of “mod” and “rocker”, with Marsell interpreting the mod look. Isamu Katayama would interpret the classic rocker look. There is a contextual capability, so if you come to me and say, "I want to ride Curtiss, I want to be a Curtiss man," I can fix you up with the right boots, jackets, t-shirts et cetera to perfectly suit your unique sense of style and good taste. It's more than just the motorcycle that is the world's most sophisticated -- it's you. We will have the very highest-level female line, because there's going to be a tremendous number of ladies who want to ride these motorcycles. We've already seen that in our two unveilings at Pebble Beach, at the Quail. Girls are very captivated by the idea of this Curtiss high-powered battery electric motorcycle.

WF: What percentage of motorcycle owners are female? ^

CM: It's 12% to 15% and growing. The girls like the quiet, they like the mechanical simplicity, they like the minimalist purity and the approachable golden age proportion. This product is synced to this very sophisticated battery electric consumer, who is conscious of global climate change, is intelligent and affluent.

People don't buy a Volt or a Leaf because those brands don't resonate with affluent people. Tesla presells 15 or 16 times as many products at an average valuation per unit of $80,000 as these companies can sell when they're at $24,000 USD for a Volt or Leaf. The guy that's going to spend $24,000 is just going to get the pickup truck. To him, it's like, why would I get that nerdy little electric thing when I could get a honcho Silverado or F-150.

The person who wants battery electric doesn't want a bow tie on his car. What we're saying to the investor is, we believe that the sophistication of the Curtiss brand goes right to the brand Harley Davidson, which we would argue is a low brow brand experience. They've been diminishing their brand to keep sales going. By the way, there's nothing wrong with this. I don't mean to say that F-150s and F-150 clients aren't great. But it's a different client from the battery electric client, and we have Curtiss positioned to do some real damage in this very tight niche of battery electric high power best and finest exotic motorcycle category.

The mission of Hera will be to elevate the status of our brand with that glorious picture of Mr. Curtiss on his own V8 that he made in 1906 and set that amazing record running on Boykin Beach in Florida at 137 miles an hour, when Harley-Davidson riders were bragging about going 20 or 30 miles an hour around a circle track. The Hera is the preferred Curtiss brand flagship. It will sell a lot of Hades, Eros, Aries, Hercules, Medusa, Dyonisis, and Zeus.

We have a pretty extensive bandwidth with OEM suppliers. Our initial due diligence shows that we can hit a 47% gross margin with the pricing that we're projecting. That would allow us to spend 17% on SG&A (selling, general, and administrative expenses), which is lean, the way we intend to run. That gets you to your 30% overall profit margin, which puts us in the same basket of brands as Ferrari and what our good friends over at Aston Martin are attempting to do when they went public at something like a $6 billion valuation.

WF: What keeps you up at night about the company and the future of it? ^

CM: What keeps me up at night is the challenge that we face to make certain that if someone says, "This is the type of product I want," that both aesthetically and dynamically, the product meets or exceeds their expectations. At the end of the day, it's all about the quality of each individual motorcycle meeting our "best and finest" brand promise.

What's really pivotal is that these are all things that we can accomplish. We beat Harley to the punch and become known as the higher end, better battery electric motorcycle American brand. I already have enough feedback to know, because their design is out there, that we will be perceived to have the superior design. These are all good things. We've got the best battery electric technology that feeds into our better design. Then there is the tuning aspect to this, and there is a lot involved. The plan is aggressive on the product side, so we do have a lot on our plate. There are a lot of things we need to get done, and Alan Cathcart is going to work with us on the tuning of the bike. I'm happy that he's willing to come in on an equity basis, because I needed him to take skin in the game, not money for this, to know that he really was serious about it. Cathcart is the top motorcycle journalist in history. He's ridden everything. He's a truly gifted street motorcycle rider and racer. With the technology that is is so vastly superior to ICE technology, this is an unbelievable opportunity to provide a whole new rider dimension in rider experience.

The ability of the Curtiss Zeus, even in its present primitive state of tuning, is far better as a motorcycle than any bike I've ever made. And I've been making them for 30 years. These other products are not nearly as nice to ride as the very first Curtiss battery electric product. It is leapfrog technology. You can rheo-statically control input of the power which is 50% more voluminous than our very robust V-Twin powered motorcycles.

You cannot separate the way the motorcycle makes you feel from the way the motorcycle looks. You are integrated upon it. When I ride a Zero, I feel diminished. Whereas when I ride a Zeus, I feel larger than life. This is why I'm not terribly concerned about the efforts that have come before: because they didn't nail the aesthetics. They are appliances, not motorcycles!

We come at this from a motorcycle design background. We've made over 1,000 of the most desirable and exotic motorcycles and have sold to the world's richest and most famous. We know how to make the product look exotic and sexy that rides like it looks. The timing for the technology is right.

WF: Is there anything we didn't cover that you want to be sure you get across?

CM: Mr. Curtiss invented the American V-twin, the triple and the V-8 motorcycle. He was the world's speed record holder for most of his adult life. He co-invented flight. The controls in modern aircraft were envisioned and first created by him. He was the first licensed pilot and the first pilot to fly while a missile was shot from his plane. He is the greatest founder a motorcycle company could have. His genius, daring and zeal for innovation and creativity is the inspiration fueling Curtiss Motorcycle Company, Inc; CMOT.

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RISKS

1. Harley-Davidson declared their intent to produce and market a battery electric model in 2019. This validates our effort and sets the stage for an all-electric all-American motorcycle showdown between two brands with deep roots in American motorcycle history. Other electric motorcycle brands including Zero, Lightning, Energica, Lito, and Sarolea represent category peers, but not direct competition.

2. Our future success depends on the efforts of a small management team. The loss of services of the members of the management team

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Curtiss Motorcycles is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

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